March 9, 1994
Our 135th Year

Securities and Exchange Commission
Document Control
450 Fifth Street, N.W.
Washington, DC 20549-1004

RE:  Gehl Company DEF 14A Proxy Statement

Ladies and Gentlemen:

Transmitted for filing pursuant to the EDGAR System is the Gehl Company Proxy Statement for the 1994 Annual Meeting.

Please Contact the undersigned at (414)334-6643 if you have any questions or comments regarding the foregoing matter.

Sincerely,

Laurence M. Schwartz
Corporate Attorney


Enclosure

                                     GEHL

                            SCHEDULE 14A INFORMATION
       Proxy Statement Pursuant to Section 14(a) of the Securities Exchange
                                  Act of 1934
                               (Amendment No.  )

Filed by the Registrant  [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement

[X]  Definitive Proxy Statement

[ ]  Definitive Additional Materials

[ ]  Soliciting Material Pursuant to Section 240.14a-11(c) or
     Section 240.14a-12

                              Gehl Company
___________________________________________________________________________
                (Name of Registrant as Specified in its Charter)

                              Gehl Company
____________________________________________________________________________
                 (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the Appropriate box):

[X]  $125 per Exchange Act Rules 0-11(c)(1)(iii), 14a-6(i)(1), or 14a-6(i)(2).

[ ] $500 Per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     1)  Title of each class of securities to which transaction applies:

         _________________________________________________________________

     2)  Aggregate number of securities to which transaction applies:

         ___________________________________________________________________

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:*

         ___________________________________________________________________

     4)  Proposed maximum aggregate value of transaction:

         ___________________________________________________________________

     * Set forth amount on which the filing fee was calculated and state how it was determined.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)  Amount Previously Paid:

         _________________________________________________________________

     2)  Form, Schedule or Registration Statement No.:

         __________________________________________________________________

     3)  Filing Party:

         __________________________________________________________________

     4)  Date File:

         __________________________________________________________________

                                     GEHL

                                  GEHL COMPANY


                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                           To Be Held April 28, 1994


To the Shareholders of Gehl Company:

          NOTICE IS HEREBY GIVEN that the annual meeting of shareholders of Gehl Company will be held on Thursday, April 28, 1994, at 3:00 P.M., local time, at the West Bend Inn, 2520 West Washington Street, West Bend, Wisconsin 53095, for the following purposes:

          1. To elect three directors to hold office until the 1997 annual meeting of shareholders and until their successors are duly elected and qualified.

          2. To consider and act upon such other business as may properly come before the meeting or any adjournment or postponement thereof.

          The close of business on March 1, 1994 has been fixed as the record date for the determination of shareholders entitled to notice of, and to vote at, the meeting and any adjournment or postponement thereof.

          A proxy for the meeting and a proxy statement are enclosed herewith.

                                        By Order of the Board of Directors
                                        GEHL  COMPANY


                                        Michael J. Mulcahy
                                        Secretary

West Bend, Wisconsin
March 11, 1994

YOUR VOTE IS IMPORTANT NO MATTER HOW LARGE OR SMALL YOUR HOLDINGS MAY BE. YOU ARE URGED TO DATE, SIGN AND RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED ENVELOPE WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING IN PERSON. IF YOU ATTEND THE ANNUAL MEETING AND WISH TO VOTE YOUR SHARES PERSONALLY, YOU MAY DO SO BY REVOKING YOUR PROXY AT ANY TIME PRIOR TO THE VOTING THEREOF.

                                  GEHL COMPANY
                                143 Water Street
                           West Bend, Wisconsin 53095

                                PROXY STATEMENT
                                      FOR
                         ANNUAL MEETING OF SHAREHOLDERS
                           To Be Held April 28, 1994

          This proxy statement is being furnished to shareholders by the Board of Directors (the "Board") of Gehl Company (the "Company") beginning on or about March 11, 1994, in connection with a solicitation of proxies by the Board for use at the Annual Meeting of shareholders to be held on Thursday, April 28, 1994, at 3:00 P.M., local time, at the West Bend Inn, 2520 West Washington Street, West Bend, Wisconsin 53095, and all adjournments or postponements thereof (the "Annual Meeting") for the purposes set forth in the attached Notice of Annual Meeting of Shareholders.

          Execution of a proxy given in response to this solicitation will not affect a shareholder's right to attend the Annual Meeting and to vote in person. Presence at the Annual Meeting of a shareholder who has signed a proxy does not in itself revoke a proxy. Any shareholder giving a proxy may revoke it at any time before it is voted by giving notice thereof to the Company in writing or in open meeting.

          A proxy, in the enclosed form, which is properly executed, duly returned to the Company and not revoked will be voted in accordance with the instructions contained therein. The shares represented by executed but unmarked proxies will be voted FOR the three persons nominated for election as directors referred to herein and on such other business or matters which may properly come before the Annual Meeting in accordance with the best judgment of the persons named as proxies in the enclosed form of proxy. Other than the election of directors, the Board has no notice of any matters to be presented for action by the shareholders at the Annual Meeting.

          Only holders of record of the Company's Common Stock, $.10 par value per share (the "Common Stock"), at the close of business on March 1, 1994, are entitled to vote at the Annual Meeting. On that date, the Company had outstanding and entitled to vote 6,133,609 shares of Common Stock, each of which is entitled to one vote per share.

                             ELECTION OF DIRECTORS

          The Company's By-laws provide that the directors shall be divided into three classes, with staggered terms of three years each. At the Annual Meeting, the shareholders will elect three directors to hold office until the 1997 Annual Meeting of shareholders and until their successors are duly elected and qualified. Unless shareholders otherwise specify, the shares represented by the proxies received will be voted in favor of the election as directors of the three persons named as nominees herein. The Board has no reason to believe that any of the listed nominees will be unable or unwilling to serve as a director if elected. However, in the event that any nominees should be unable to serve or for good cause will not serve, the shares represented by proxies received will be voted for other nominees selected by the Board.

          Directors are elected by a plurality of the votes cast (assuming a quorum is present). Consequently, shares not voted at the Annual Meeting, whether due to abstentions, broker non-votes or otherwise, will have no impact on the election of directors. Votes will be tabulated by the Inspector of Election appointed by the Board.

          The following sets forth certain information, as of March 1, 1994, about each of the Board's nominees for election at the Annual Meeting and each director of the Company whose term will continue after the Annual Meeting.

Nominees for Election at the Annual Meeting

Terms expiring April, 1997

John W. Findley, 48, has served as Chairman, President and Chief Executive Officer and a director of Findley Adhesives, Inc. (a manufacturer of various types of adhesives) since 1988. Mr. Findley has held various positions with Findley Adhesives, Inc. since 1975. Mr. Findley has served as a director of the Company since December, 1993.

John W. Gehl, 52, has served as Vice President, International, of the Company since 1992 and as a Vice President of the Company since 1977. Mr. Gehl joined the Company in 1962 and has served in a variety of positions in marketing, manufacturing and strategic planning. Mr. Gehl has served as a director of the Company since 1974.

Arthur W. Nesbitt, 66, has served as the President and Chief Executive Officer and a director of Nasco International (a mail order and metal fabrication company) since 1974. Mr. Nesbitt has served as a director of the Company since 1983. Mr. Nesbitt is also a director of Blue Cross/Blue Shield United of Wisconsin (a medical insurance company), United Wisconsin Services Inc. (an insurance holding company) and Geneve Corporation
(a private holding company).


THE BOARD RECOMMENDS THE FOREGOING NOMINEES FOR ELECTION AS DIRECTORS AND URGES EACH SHAREHOLDER TO VOTE "FOR" ALL NOMINEES. SHARES OF COMMON STOCK REPRESENTED BY EXECUTED BUT UNMARKED PROXIES WILL BE VOTED "FOR" ALL NOMINEES.


Directors Continuing in Office

Terms expiring April, 1995

Peter A. Fischer, 51, retired President and Chief Executive Officer of Medalist Industries, Inc. (a manufacturer of industrial and consumer products). Mr. Fischer has served as a director of the Company since 1983. Mr. Fischer is also a director of Allen-Edmonds Shoe Corporation (a manufacturer of footwear), Bando McGlocklin Capital Corporation (a holding company for a small business investment company) and Medalist Industries, Inc.

William D. Gehl, 47, has served as President and Chief Executive Officer of the Company since November, 1992. From January, 1990 until joining the Company, Mr. Gehl served as Executive Vice President, Chief Operating Officer, General Counsel and Secretary of The Ziegler Company, Inc. (a financial services holding company). Mr. Gehl held various management positions with The Ziegler Company from 1978 to 1990. Mr. Gehl is a member of the State Bar of Wisconsin and the State Bar of Florida. Mr. Gehl has served as a director of the Company since 1987.

Terms expiring April, 1996

Roger E. Secrist, 55, retired Chairman and Chief Executive Officer of ANGUS Chemical Company (an international specialty chemical company and a wholly owned subsidiary of Alberta Natural Gas Company Ltd.). Mr. Secrist has served as a director of the Company since 1991. Mr. Secrist is also a director of Medalist Industries, Inc. (a manufacturer of industrial and consumer products).

Richard G. Sim, 49, is Chairman, President, Chief Executive Officer and a director of Applied Power Inc. (a manufacturer of tools, equipment, systems, components and consumable items). Mr. Sim has served as a director and President of Applied Power since 1985, as Chief Executive Officer since 1986 and as Chairman of the Board and Chief Executive Officer since 1988. Prior to joining Applied Power, Mr. Sim had served in a variety of management positions at General Electric. Mr. Sim has served as a director of the Company since 1991. Mr. Sim is also a Regent of the Milwaukee School of Engineering.

Director Retirement

Joseph J. Zadra, 71, having reached the Board's mandatory retirement age will not stand for re-election as a director at the Annual Meeting. The size of the Board is being reduced accordingly.

                               BOARD OF DIRECTORS

          The Board held eight meetings in 1993. Each director attended at least 75% of the aggregate of (i) the total number of meetings of the Board and (ii) the total number of meetings held by all committees of the Board on which he served during 1993.

          The Board has standing Audit, Compensation and Benefits, and Nominating Committees. The Audit Committee reviews the scope, timing and results of the audit of the Company's financial statements by the Company's independent auditors and reviews with the independent auditors management's policies and procedures with respect to auditing and accounting controls. The Audit Committee also reviews and evaluates the independence of the Company's independent auditors, approves services rendered by such auditors and recommends to the Board the engagement, continuation or discharge of the Company's independent auditors. Messrs. Fischer, Nesbitt (Chairman) and Sim are members of the Audit Committee. The Audit Committee held three meetings in 1993.

          The Compensation and Benefits Committee determines compensation levels for the Company's executive officers and reviews management's recommendations as to the compensation to be paid to other key personnel. The members of the Compensation and Benefits Committee, which held three meetings in 1993, are Messrs. Fischer (Chairman), Nesbitt and Secrist. The Stock Option Sub-Committee of the Compensation and Benefits Committee, consisting of Messrs. Fischer (Chairman), Nesbitt and Secrist, makes recommendations to the Board in connection with the Gehl Company 1987 Stock Option Plan. The Compensation and Benefits Committee and the Stock Option Sub-Committee jointly held two meetings in 1993.

          The function of the Nominating Committee includes recommending those persons to be nominated by the Board for election as directors of the Company and recommending persons to fill vacancies on the Board. The members of the Nominating Committee, which held two meetings in 1993, are Messrs. J.W. Gehl, W.D. Gehl, Secrist (Chairman) and Zadra. The Nominating Committee will consider nominees recommended by shareholders, but has no established procedures which must be followed to make a recommendation. The Company's By-laws set forth certain requirements for shareholders wishing to nominate director candidates for consideration by shareholders. With respect to an election of directors to be held at an annual meeting, among other things, a shareholder must give written notice of an intent to make such a nomination to the Secretary of the Company in advance of the meeting in compliance with the terms and within the time period specified in the By-laws.

          Directors who are officers or employees of the Company receive no compensation as such for service as members of the Board or committees thereof. In 1993, non-employee directors received an annual retainer fee of $7,000, plus a fee of $600 for each Board meeting and a fee of $500 ($550 for the committee chairman) for each committee meeting attended, provided that, if a committee meeting was scheduled on the same day as a Board meeting, no fee for committee meeting attendance was paid. Committee meetings are normally scheduled on Board meeting dates. Mr. Zadra received an annual retainer of $14,000 in 1993 for serving as Chairman of the Board.

                             PRINCIPAL SHAREHOLDERS

Management
          The following table sets forth certain information, as of March 1, 1994, regarding beneficial ownership of Common Stock by each director and nominee, each of the executive officers named in the Summary Compensation Table set forth below and all executive officers and directors as a group. Except as otherwise indicated in the footnotes, all of the persons listed below have sole voting and investment power over the shares of Common Stock identified as beneficially owned.



                                                 Shares of Common
                  Name of Individual            Stock Beneficially Percent of
                  or Number in Group                 Owned(1)        Class

      William D. Gehl . . . . . . . . . . . .          184,158 (2)    3.0%
      John W. Findley . . . . . . . . . . . .                0        ---
      Peter A. Fischer  . . . . . . . . . . .            6,000         *
      John W. Gehl  . . . . . . . . . . . . .          478,746 (3)    7.8%
      Arthur W. Nesbitt . . . . . . . . . . .            1,025         *
      Roger E. Secrist  . . . . . . . . . . .              300         *
      Richard G. Sim  . . . . . . . . . . . .           10,000         *
      Joseph J. Zadra . . . . . . . . . . . .           27,286 (4)     *
      Victor A. Mancinelli  . . . . . . . . .          104,987 (5)    1.7%
      All directors and executive officers as          891,170       14.3%
      a group (12 persons)  . . . . . . . . .

_______________________

*  The amount shown is less than 1% of the outstanding shares.


(1) Includes shares subject to currently exercisable options or options exercisable within 60 days of March 1, 1994 as follows: Mr. J.W. Gehl:
     15,042 shares, and all executive officers as a group:  86,168 shares.

(2) Includes 96,428 shares subject to certain restrictions under Mr. W.D. Gehl's employment agreement with the Company. See "Executive Compensation - Employment Agreements". Mr. W.D. Gehl has no investment power over the restricted shares. The total set forth in the table includes 15,400 shares held by the Andrew P. Gehl Trust of which beneficial ownership is disclaimed.

(3) Includes (i) 92,754 shares held by the Mark M. Gehl Family Trust over which Mr. J.W. Gehl has sole voting power but no dispositive power, (ii) 10,500 shares held by a custodial account for a child, and (iii) 15,042 shares subject to options under the Gehl Company 1987 Stock Option Plan which are currently exercisable or exercisable within 60 days of March 1, 1994. The total set forth in the table does not include 6,000 shares and 31,500 shares held by Mr. J.W. Gehl's wife and adult children, respectively, of which beneficial ownership is disclaimed. Mr. J.W. Gehl's address is 143 Water Street, West Bend, Wisconsin 53095.

(4)  Consists of shares held in a living trust.

(5) Includes 85,714 shares subject to certain restrictions under Mr. Mancinelli's employment agreement with the Company. See "Executive Compensation - Employment Agreements". Mr. Mancinelli has no investment power over these shares.

Other Beneficial Owner

          The following table sets forth certain information, as of December 31, 1993, regarding beneficial ownership by the only other person known to the Company to own more than 5% of the outstanding Common Stock. The beneficial ownership information set forth below has been reported in a filing made on
Schedule 13G by the beneficial owner with the Securities and Exchange
Commission.



                              Amount and Nature of
                              Beneficial Ownership
                    ______________________________________

                         Voting Power      Investment Power
   Name and Address
 of Beneficial Owner     Sole    Shared     Sole      Shared  Aggregate   Percent of Class

 Pioneering
 Management
 Corporation
 60 State Street
 Boston, MA 02109      490,800    -0-        -0-     490,800    490,800       8.0%


                             EXECUTIVE COMPENSATION

Summary Compensation Information

          The following table sets forth certain information regarding compensation earned for the last three fiscal years by those persons who served as the Company's Chief Executive Officer and Chief Operating Officer during the 1993 fiscal year. No other officer of the Company earned cash compensation in excess of $100,000 during the 1993 fiscal year.

                             SUMMARY COMPENSATION TABLE

                                                      Long Term
                                                     Compensation
                           Annual Compensation(a)       Awards
        Name and                                   Restricted Stock     All Other
   Principal Position    Year Salary ($)  Bonus ($)(b)  Awards ($)(c)  Compensation ($)

   William D. Gehl       1993   150,000      34,911          289,284          1,548(d)
     President and       1992    10,756(e)      ---              ---         78,390(f)
     Chief Executive     1991       ---         ---              ---         16,125(g)
     Officer

   Victor A. Mancinelli  1993   140,000      31,011          257,142          1,604(d)
     Executive Vice      1992    10,231(e)      ---              ---         57,819(h)
     President and       1991       ---         ---              ---            ---
     Chief Operating
     Officer



(a) Certain personal benefits provided by the Company and its subsidiaries to Messrs. W.D. Gehl and Mancinelli are not included in the Summary Compensation Table. For each of these executive officers, the aggregate amount of such personal benefits did not exceed 10% of his total salary and bonus disclosed in the Summary Compensation Table for the year indicated.

(b) Includes cash bonuses of $34,503 and $30,671 paid to Messrs. W.D. Gehl and Mancinelli, respectively, to offset the withholding tax obligation incurred as a result of their receipt of incentive shares awarded during fiscal 1992 and cash bonuses of $408 and $340 paid to Messrs. W.D. Gehl and Mancinelli, respectively, to offset the cost of monthly premiums for a long-term disability insurance policy.

(c) The amounts in the table reflect the market value on the date of issuance of restricted shares of Common Stock awarded to Messrs. W.D. Gehl and Mancinelli under the terms of their employment agreements. See "Executive Compensation - Employment Agreements". The number of shares of restricted Common Stock held by Messrs. W.D. Gehl and Mancinelli and the market value of such shares at the end of fiscal 1993 were as follows: Mr. W.D. Gehl, 96,428 shares ($584,595); and Mr. Mancinelli, 85,714 shares ($519,641). Messrs. W.D. Gehl and Mancinelli are entitled to receive dividends, if any, on their shares of restricted stock.

(d) Consists of life insurance premiums paid by the Company for the benefit of Messrs. W.D. Gehl and Mancinelli.

(e) The amount set forth reflects the 1992 salary paid to Mr. W.D. Gehl and Mr. Mancinelli. Mr. W.D. Gehl was elected President and Chief Executive Officer and Mr. Mancinelli was elected Executive Vice President and Chief Operating Officer of the Company on November 24, 1992.

(f) Includes director fees in the amount of $12,900 received by Mr. W.D. Gehl for service on the Board in 1992 as a non-employee director, and the value of shares awarded as an incentive for entering into an employment agreement. See "Executive Compensation - Employment Agreements". The dollar value of the incentive stock was calculated by multiplying the number of shares awarded (21,830) by the last reported sales price of the Common Stock on the NASDAQ National Market System ($3.00) on December 29, 1992, the date of the employment agreement.

(g) Consists of director fees of $16,125 received by Mr. W.D. Gehl for service on the Board in 1991.

(h) Consists of the value of shares awarded to Mr. Mancinelli as an incentive for entering into an employment agreement. See "Executive Compensation - Employment Agreements". The dollar value of the incentive stock was calculated by multiplying the number of shares awarded (19,273) by the last reported sale price of the Common Stock on the NASDAQ National Market System ($3.00) on December 29, 1992, the date of the employment agreement.

Retirement Plan

          The Company maintains a defined benefit pension plan to provide retirement benefits to certain employees, including Messrs. W.D. Gehl and Mancinelli (the "Retirement Plan"). The following table estimates various annual benefits payable at age 65 to participants with the years of service and average compensation levels set forth below:

      Final               Estimated Annual Benefits Payable at Age 65
      Annual                For Indicated Years of Credited Service
     Average
    Compensation  5 Years  10 Years  15 Years   20 Years  25 Years  35+ Years

 $  75,000 . . .   $ 3,750   $ 7,500   $11,250   $15,000   $18,750    $26,250
   100,000 . . .     5,000    10,000    15,000    20,000    25,000     35,000
   150,000 . . .     7,500    15,000    22,500    30,000    37,500     52,500
   200,000 . . .    10,000    20,000    30,000    40,000    50,000     70,000


          A participant may elect one of several single life or joint and survivor annuity payment options which provide monthly retirement benefits calculated on an actuarial basis. Benefits under the Retirement Plan are not reduced by a participant's Social Security benefits. The Retirement Plan provides for reduced early retirement and pre-retirement benefits.

          Compensation covered by the Retirement Plan for Messrs. W.D. Gehl and Mancinelli is such person's salary as shown in the Summary Compensation Table. The number of years of credited service as of December 31, 1993, that will be recognized for Messrs. W.D. Gehl and Mancinelli is 1.2 years and 1.2 years, respectively.

Supplemental Retirement Benefit Agreements

          The Company has entered into a supplemental retirement benefit agreement under which Mr. W.D. Gehl will receive a monthly retirement benefit for fifteen years. Under the agreement, the monthly benefit to be received by Mr. W.D. Gehl is computed by multiplying the percentage by which benefits have vested by an amount equal to 20% of average monthly compensation computed by reference to the highest base salary earned during a consecutive five-year period. Mr. Mancinelli has entered into a similar supplemental retirement benefit agreement with the Company. This agreement is identical to Mr. W.D. Gehl's agreement, except that the percentage of average monthly compensation used in computing the monthly supplemental retirement benefit is 10%.

          Assuming full vesting, the estimated annual benefits payable to Messrs. W.D. Gehl and Mancinelli under the supplemental retirement benefit agreements based on their current salaries would be $30,000 and $14,000, respectively.

          The supplemental retirement benefit agreements provide for a pre-retirement death benefit consisting of five annual payments each in the amount of 30% of the annual salary at death. Benefits vest under the supplemental retirement benefit agreements at a rate of 10% per year for the first four years following execution and are deemed to be fully vested after five years. In the event there is a "change of control of the Company", as defined in the supplemental retirement benefit agreements, benefits become 100% vested. As of December 31, 1993, Messrs. W.D. Gehl and Mancinelli were 10% vested under their respective agreements.

Employment Agreements

          The Company has entered into employment agreements with Messrs. W.D. Gehl and Mancinelli pursuant to which they are to serve as the President and Chief Executive Officer and Executive Vice President and Chief Operating Officer of the Company, respectively, through November 23, 1995. During the term of their respective employment agreements, Mr. W.D. Gehl and Mr. Mancinelli will be paid fixed annual base salaries of $150,000 and $140,000, respectively.

          Pursuant to the terms of their employment agreements, Messrs. W.D. Gehl and Mancinelli received shares of Common Stock (21,830 shares and 19,273 shares, respectively) as an incentive for entering into their employment agreements. In addition, Messrs. W.D. Gehl and Mancinelli were awarded in early 1993 shares of Common Stock (96,428 shares and 85,714 shares, respectively) subject to certain restrictions (the "Restricted Stock"). Messrs. W.D. Gehl and Mancinelli were provided compensation in the amount of $34,503 and $30,671, respectively, in early 1993 to offset the withholding tax obligation incurred as a result of the receipt of the incentive shares. Under their respective employment agreements, Messrs. W.D. Gehl and Mancinelli will not be eligible to participate in any incentive plans offered by the Company during the term of such agreements.

          The shares of Restricted Stock held by Messrs. W.D. Gehl and Mancinelli may not be sold or otherwise transferred until the shares are no longer subject to restriction (such period is referred to herein as the "Restriction Period"). The Restriction Period will terminate on the earlier of (i) the death or disability of the executive officer or the termination of such officer by the Company without cause, (ii) a "change in control" of the Company (as defined in the agreements), and (iii) January 3, 1996. During the Restriction Period, the Restricted Stock will be forfeited to the Company in the event the officer is terminated for cause or in the event the officer terminates his employment (other than as a result of death or disability). During the Restriction Period and prior to any forfeiture, the officers are entitled to all dividend and voting rights with respect to the Restricted Stock.

          If, for any reason other than cause or the executive officer's death or disability, the employment of Mr. W.D. Gehl or Mr. Mancinelli is terminated before the term of employment has been completed, the executive officer will be entitled to receive his full base salary for one (1) full year from the date of termination or until the end of the initial three (3) year term of the employment agreement, whichever is longer. In the event a "change in control" (as defined in each of the respective employment agreements) occurs during the term of employment, the executive officer may be entitled to receive additional payments as provided in their agreements.


Report on Executive Compensation

          The Compensation and Benefits Committee and the Stock Option Sub-Committee thereof are responsible for separate aspects of the Company's compensation program for its executive officers, including Messrs. W.D. Gehl and Mancinelli. The Compensation and Benefits Committee determines the compensation package (other than stock options) to be paid to each executive officer, which determinations are subsequently reviewed and approved by the Board. The Stock Option Sub-Committee makes recommendations directly to the Board with respect to stock option grants under the Gehl Company 1987 Stock Option Plan. The recommendations of the Stock Option Sub-Committee as they relate to executive officers who are also directors of the Company are binding on the Board.

          The following report on executive compensation was prepared by the members of the Compensation and Benefits Committee and the Stock Option Sub-Committee. At the end of fiscal 1993, the members of the Compensation and Benefits Committee and the Stock Option Sub-Committee were identical, namely Messrs. Fischer (Chairman), Nesbitt and Secrist.

          Executive Compensation Policies. The Company's executive compensation program is intended to establish a relationship between compensation and the Company's business strategies as well as the Company's goal of maintaining and improving profitability and maximizing long-term shareholder value. The focus of compensation decisions is on the achievement of long-term performance objectives as opposed to the attainment of short-term, narrowly defined goals. The Compensation and Benefits Committee and the Stock Option Sub-Committee recognize that the Company operates in the highly cyclical agricultural and light construction equipment markets. The focus on long-term performance objectives is intended to avoid unwarranted adjustments in executive compensation based solely on short-term swings (either up or down) in the Company's markets.

          In recommending and establishing levels of executive compensation, it is the policy of the Compensation and Benefits Committee and the Stock Option Sub-Committee to:

          - Offer competitive compensation packages in order to attract and retain key executive officers crucial to the Company's long-term success.

          -    Provide performance-based compensation
               opportunities (including equity-based awards) which allow executive officers to earn rewards for long-term strategic management and the enhancement of shareholder value.

          - Establish a relationship between executive compensation and the Company's annual and long-term strategic goals.

          - Provide compensation programs which recognize and reward individual initiative and achievement.

          Executive Compensation Package. The Company's executive compensation package has historically consisted of salary, bonus payments and stock option grants as well as benefits provided under several employee benefit plans offered by the Company. A principal component of the Company's executive compensation is base salary. In setting executive salaries, the Compensation and Benefits Committee has historically reviewed the range of salaries paid by other industrial companies of similar size. The Compensation Committee's strategy is to combine lower than competitive base salaries with higher than competitive incentive compensation opportunities for performance. An officer base salary structure reflecting this compensation strategy targets base salary mid-points at 90% of the competitive levels. Using these salary ranges as a guide, the Compensation and Benefits Committee annually establishes salary levels for the Company's executive officers. In making this determination, the Compensation and Benefits Committee also takes into consideration, to a lesser extent, financial performance, such as return on equity and return on assets on a Company-wide and, where appropriate, a group-by-group basis, the level of expertise and skills offered by the particular executive officer, and subjective factors regarding the particular officer's performance during the past fiscal year and such other periods as are deemed appropriate. In September, 1991, the Company, as a cost-reduction device in light of disappointing financial results, instituted a 10% salary reduction covering all executive officers (excluding Messrs. W.D. Gehl and Mancinelli who were hired subsequent to the implementation of the salary reduction) and higher level salaried employees. The salary reduction remained in place throughout both the 1992 and 1993 fiscal years with the result that salaries have been frozen at the reduced level over that period.

          In 1990 and prior years, the executive officers of the Company were eligible to earn additional cash compensation under bonus plans adopted annually by the Compensation and Benefits Committee. Bonus payments under these plans were determined by reference to an officer's base salary and were contingent upon the achievement of financial targets, specified levels of profitability and return on assets established by the Compensation and Benefits Committee and certain other individual performance objectives related to the executive's individual area of responsibility. Based on the Company's loss in 1992, a 1993 bonus plan was not adopted. The Compensation and Benefits Committee may consider the adoption of a cash bonus plan in the future dependent upon the continued improvement in the Company's financial performance, but no final determination has been made to date.

          The Company's executive compensation program also has historically included grants of options under the 1987 Stock Option Plan. The purpose of the 1987 Stock Option Plan is to promote the best interests of the Company and its shareholders by providing the Company's executive officers with the ability to acquire a proprietary interest in the Company. The Stock Option Sub-Committee's policy in the past has been to recommend awards under the 1987 Stock Option Plan based on the individual executive officer's responsibility level within the Company and his or her performance. The Company's financial performance has been given some consideration in determining option grants made to the Company's executive officers. The Stock Option Sub-Committee endorses a policy that stock ownership by management and stock-based performance compensation arrangements are beneficial in aligning the interests of shareholders and management and providing an incentive to maximize long-term shareholder value.

          During 1993, in accordance with the Company's policy to provide incentive compensation, options were granted to the Company's executive officers, other than Messrs. W.D. Gehl and Mancinelli. Messrs. W.D. Gehl and Mancinelli had previously received equity awards pursuant to their employment agreements. See "Executive Compensation - Employment Agreements". A stock option grant to the Company's executive officers in January was premised on the need to provide incentive based compensation to such officers and the expectation that the salary reduction and freeze applicable to the executive officers would remain in effect for all of 1993. The purpose of the stock option grant to the Company's executive officers in November was in recognition of both the improved financial performance of the Company during 1993, when compared to 1992 and 1991, and the efforts of the executive officers in achieving the improved financial performance of the Company. By tying a portion of the compensation of each executive officer to stock price, either through the grant of stock options under the 1987 Stock Option Plan or otherwise, the Company seeks to provide an incentive to maximize long-term shareholder value.

          The Company's policy with respect to other employee benefit plans (including the Company's retirement plan, savings plan and life insurance program) is to provide competitive benefits to its employees, including executive officers, to encourage their continued service with the Company and to attract qualified individuals for available Company positions.

          CEO Compensation. Under his employment agreement, Mr. W.D. Gehl receives an annual base salary of $150,000, which the Compensation and Benefits Committee, after reviewing salaries paid by comparable companies, determined to be below the market average at the time of Mr. W.D. Gehl's employment. Mr. W.D. Gehl's fixed salary was established at a level lower than the amount which normally would have been prescribed by the Company's compensation strategy solely to assist the Company in managing its cash flow. In lieu of additional salary and the normal perquisites traditionally offered to the Company's chief executive officer, and in recognition of the qualifications and experience Mr. W.D. Gehl would bring to the Company, he was awarded 21,830 shares of Common Stock (as well as $34,503 in the form of a tax offset award) as an incentive for entering into his employment agreement and received in early 1993 an additional 96,428 shares of Common Stock subject to certain restrictions. The terms of the restricted shares are described elsewhere in this Proxy Statement. See "Executive Compensation - Employment Agreements". The Compensation and Benefits Committee determined that offering shares of Common Stock in lieu of cash compensation would provide a further incentive to maximize long-term shareholder value. Mr. W.D. Gehl is also entitled under his employment agreement to participate in various benefit plans offered by the Company, but will not be eligible during the three-year term of his employment agreement to participate in any incentive bonus plans which may be subsequently implemented by the Company.

          Implications of Recently-Enacted Tax Provisions. The Compensation and Benefits Committee and the Stock Option Sub-Committee have considered the implications of Section 162(m) of the Internal Revenue Code and the regulations adopted thereunder limiting the deductibility by the Company of non-performance related executive compensation in excess of $1 million per officer. The compensation levels of the Company's executive officers fall well below the threshold and, accordingly, no specific changes in the Company's compensation program were viewed as necessary relative to the
Section 162(m) limitations. Nonetheless, performance-based incentive compensation will continue to be an integral part of the Company's compensation package for executive officers.


COMPENSATION AND BENEFITS COMMITTEE
STOCK OPTION SUB-COMMITTEE

     Peter A. Fischer (Chairman)
     Arthur W. Nesbitt
     Roger E. Secrist

                            PERFORMANCE INFORMATION



     The following graph compares the cumulative total return (change in stock price plus reinvested dividends) from November 21, 1989, the date of the Company's initial public offering, through December 31, 1993, of the Common Stock with the Standard & Poor's 500 Composite Index (the "S & P 500 Composite") and the Standard & Poor's Machinery-Diversified Index (the "S & P Machinery-Diversified"). The graph assumes $100 was invested on November 21, 1989, in each of the three alternatives.

                           Comparison of Four Year
                       Cumulative Market Performance
                  Among S&P 500, S&P Diversified Machinery,
                              and Gehl Company



                   November 21,  December 31,  December 31,  December 31,  December 31,  December 31,
                      1989         1989          1990          1991          1992          1993

S&P Composite 500     $100         $102          $ 95          $121          $126          $135
S&P Diversified
Machinery             $100         $103          $ 87          $101          $100          $146
Gehl                  $100         $100          $ 67          $ 30          $ 23          $ 45



          Although the companies included in the S & P Machinery-Diversified Index generally have a larger market capitalization than the Company, such companies are believed to provide the closest peer group representation with respect to the industries served by the Company (agricultural implements and light construction equipment).

                                 MISCELLANEOUS

Independent Auditors

          The Board has appointed Price Waterhouse as the Company's independent auditors for 1994. Price Waterhouse acted as the independent auditors for the Company for the year ended December 31, 1993. Representatives of Price Waterhouse are expected to be present at the Annual Meeting with the opportunity to make a statement if they so desire. Such representatives are also expected to be available to respond to appropriate questions.

Shareholder Proposals

          Proposals which shareholders of the Company intend to present at the 1995 Annual Meeting and have included in the Company's proxy statement must be received by the Company by the close of business on November 11, 1994. In addition, a shareholder who otherwise intends to present business at the 1995 Annual Meeting must comply with the requirements set forth in the Company's By-laws. Among other things, to bring business before an annual meeting, a shareholder must give written notice thereof to the Secretary of the Company in advance of the meeting in compliance with the terms and within the time period specified in the By-laws.

Other Matters

          The cost of soliciting proxies will be borne by the Company. The Company may reimburse brokers and other nominees for their expenses in communicating with the persons for whom they hold Common Stock. The Company expects to solicit proxies primarily by mail. Proxies may also be solicited personally and by telephone by certain officers and regular employees of the Company.

          The Company will provide without charge a copy of its Annual Report on Form 10-K (including financial statements and financial schedules, but not including exhibits thereto), as filed with the Securities and Exchange Commission, to each person who is a record or beneficial holder of Common Stock as of the record date for the Annual Meeting. A written request for a Form 10-K should be addressed to Gehl Company, Attention: Secretary, 143 Water Street, West Bend, Wisconsin 53095.



                              By Order of the Board of Directors
                              GEHL COMPANY





                                        Michael J. Mulcahy
                                        Secretary




          March 11, 1994

                             GEHL SAVINGS PLAN
          This Proxy is Solicited on Behalf of the Board of Directors

GEHL COMPANY
143 Water Street
West Bend, WIsconsin 53095

The undersigned hereby appoints William D. Gehl and Michael J. Mulcahy, or either of them (with full power of substitution in each of them), as Proxies and hereby authorizes them to represent and to vote as designated below all of the shares of Common Stock of Gehl Company held of record by the undersigned on March 1, 1994, at the annual meeting of shareholders to be held on April 28, 1994, or any adjournment or postponement thereof.

PROXY

  1.  ELECTION OF DIRECTORS (terms expiring at the 1997 Annual Meeting)
      ___ FOR all nominees listed below    ___ WITHHOLD AUTHORITY
          (except as marked to the             to vote for all nominees
          contrary below)                      listed below

          John W. Findley, John W. Gehl and Arthur W. Nesbitt

  INSTRUCTION:  To withhold authority to vote for any individual nominee, write that nominee's name on the space provided below.

       _________________________________________________________________

  2. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.

                                                (continued on reverse side)

This proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder, if no direction is made, this proxy will be voted "FOR" the election of the BOARD's nominees.

                                   Please sign exactly as name appears hereon.
                                   When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

                                   DATED:_____________________________, 1994.
                                   __________________________________________
                                   Signature
                                   __________________________________________
                                   Signature (if held jointly)

PLEASE SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY
USING THE ENCLOSED ENVELOPE

              This Proxy is Solicited on Behalf of the Board of Directors

GEHL COMPANY
143 Water Street
West Bend, Wisconsin 53095

The undersigned hereby appoints William D. Gehl and Michael J. Mulcahy, or either of them (with full power of substitution in each of them), as Proxies and hereby authorizes them to represent and to vote as designated below all of the shares of Common Stock of Gehl Company held of record by the undersigned on March 1, 1994, at the annual meeting of shareholders to be held on April 28, 1994, or any adjournment or postponement thereof.

PROXY

  1.  ELECTION OF DIRECTORS (terms expiring at the 1997 Annual Meeting)

      ___ FOR all nominees listed below     ___ WITHHOLD AUTHORITY
          (except as marked to the              to vote for all nominees
          contrary below)                       listed below

     John W. Findley, John W. Gehl and Arthur W. Nesbitt

INSTRUCTION:  To withhold authority to vote for any individual nominee, write that nominee's name on the space provided below.

     ___________________________________________________________________

  2. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.

                                           (continued on reverse side)

This proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder, if no direction is made, this proxy will be voted "FOR" the election of the BOARD's nominees

                                   Please sign exactly as name appears hereon.
                                   When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

                                   DATED:_____________________________, 1994.
                                   _________________________________________
                                   Signature
                                   _________________________________________
                                   Signature (if held jointly)

PLEASE SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY
USING THE ENCLOSED ENVELOPE